UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 23, 2019
Ciner Resources LP
(Exact Name of Registrant as Specified in Charter)

Delaware	001-36062	46-2613366
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation or organization)	File Number)	Identification No.)

Five Concourse Parkway
Suite 2500
Atlanta, Georgia	30328
(Address of principal executive office)	(Zip Code)

(770) 375-2300
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common units representing limited partnership interests	CINR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 23, 2019, the Board of Directors (the “Board”) of Ciner Resource Partners LLC (the “General Partner”), the general partner of Ciner Resources LP (the “Partnership”) approved a new form of performance unit award agreement (the “Performance Award Agreement”) that will be used to grant performance awards based upon the achievement of certain financial, operating and safety-related performance metrics (“Performance Unit Awards”) pursuant to the Ciner Resource Partners LLC 2013 Long Term Incentive Plan (as amended, the “LTIP”). In addition to being subject to all the general terms and conditions of the LTIP, the Performance Award Agreement provides for vesting of the Performance Unit Awards that is linked to a weighted average consisting of measures based on EBITDA, Tons Produced, Controllable Costs and the Lost Day Incident Rate (as each is defined in the Performance Award Agreement, and collectively referred to herein as the “Performance Metrics”) during a three-year performance period (the “Measurement Period”). The vesting of the Performance Unit Award, and number of common units of the Partnership distributable pursuant to such vesting, is dependent on the Partnership’s performance relative to a pre-established budget over the Measurement Period (provided that the awardee remains continuously employed with the General Partner or its affiliates or satisfies other service-related criteria through the end of the Measurement Period, except in certain cases of Changes in Control (as defined in the LTIP) or the awardee’s death or disability).

Vested Performance Unit Awards are to be settled in the Partnership’s common units, with the number of such common units payable under the award for a given year in the Measurement Period to be calculated by multiplying the target number provided in the Performance Award Agreement by a payout multiplier, which may range from 0% to 200% in each case, determined by aggregating the corresponding weighted average assigned to the Performance Metrics. In addition, upon vesting of the Performance Unit Award, the award recipient is entitled to receive a cash payment (defined in the Performance Award Agreement as “Performance Distribution Equivalents”) equal to the sum of the distribution equivalents accumulated with respect to vested Performance Unit Awards during the period beginning on January 1, 2019 and ending on the applicable vesting date. The Performance Unit Awards granted to these award recipients have a performance cycle beginning on January 1, 2019 and ending December 31, 2021. The foregoing description of the form of Performance Award Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the form of Performance Award Agreement that is attached hereto as Exhibit 10.1 and incorporated herein by reference.

In addition, the Board has approved a grant, effective as of September 23, 2019, of 9,851 time-based restricted unit awards (“Restricted Unit Awards”) and 9,851 Performance Unit Awards to Mr. Oðuz Erkan, Chairman, President and Chief Executive Officer of the General Partner; 3,842 Restricted Unit Awards and 3,842 Performance Unit Awards to Mr. Christopher DeBerry, principal financial officer and Chief Accounting Officer of the General Partner; and 3,995 Restricted Unit Awards and 3,995 Performance Unit Awards to Mr. Eduard Freydel, Vice President, Finance of the General Partner, in each case, pursuant to the LTIP and corresponding Restricted Unit Award agreement and Performance Award Agreement, as applicable.

The Restricted Unit Awards granted to these award recipients vest and the forfeiture restrictions will lapse in substantially equal one-third (1/3) increments on each of March 15, 2020, March 15, 2021 and March 15, 2022, so that the Restricted Unit Awards (and any related restricted cash distributions) will be 100% vested on March 15, 2022, so long as the award recipient remains continuously employed by the Partnership Entities (as defined in the corresponding Restricted Unit Award agreement) from the date of grant through each applicable vesting date, unless otherwise vesting earlier pursuant to the terms of the Restricted Unit Award with regard to certain changes in control, death or disability. The form of Restricted Unit Award agreement used in connection with these grants of Restricted Unit Awards was previously filed with the Securities and Exchange Commission (“SEC”) as Exhibit 10.2 to the Partnership’s Current Report on Form 8-K filed on July 2, 2014.

Item 9.01.    Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit Number	Description
10.1*+	Form of 2019 Performance Unit Award Agreement
10.2+
Form of Ciner Resource Partners LLC (formerly known as OCI Resource Partners LLC) 2013 Long-Term Incentive Plan Restricted Unit Award Agreement (incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed with the SEC on July 2, 2014)

* Filed herewith.
+ Management contract or compensatory plan or arrangement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

 Date: September 24, 2019

CINER RESOURCES LP

By:	Ciner Resource Partners LLC, its General Partner

By:	/s/ Oğuz Erkan
Oğuz Erkan
President, Chief Executive Officer and Chairman of the Board of Directors